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                                                                EXHIBIT NO. 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of The Men's Wearhouse, Inc. on Form S-8 of our report dated March 6, 1996 appearing in The Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended February 3, 1996.



DELOITTE & TOUCHE LLP


Houston, Texas
February 3, 1997